As filed with the Securities and Exchange Commission on June 25, 1997
                                                 Registration No. 333-

                      SECURITIES AND EXCHANGE COMMISSION
                            Washington, D.C.  20549
                                  ___________

                                   FORM S-8
                            Registration Statement
                                     Under
                          The Securities Act of 1933
                                  ___________

                         EMISPHERE TECHNOLOGIES, INC.
            (Exact name of registrant as specified in its charter)

                Delaware                              13-3306985
    (State or other jurisdiction of                (I.R.S. Employer
     incorporation or organization)              Identification No.)

                               15 Skyline Drive
                          Hawthorne, New York  10532
         (Address, including zip code, of principal executive offices)

              Emisphere Technologies, Inc. 1991 Stock Option Plan
       Emisphere Technologies, Inc. 1995 Non-Qualified Stock Option Plan Emisphere Technologies, Inc. Stock Option Plan for Outside Directors
                              (Full title of plan)

                           MICHAEL M. GOLDBERG, M.D.
                       c/o Emisphere Technologies, Inc.
                               15 Skyline Drive
                          Hawthorne, New York  10532
                    (Name and address of agent for service)

                                (914) 347-2220
         (Telephone number, including area code, of agent for service)
                                  ___________

                        CALCULATION OF REGISTRATION FEE
                                       Proposed     Proposed
                                       maximum      maximum
                                       offering     aggregate    Amount of
 Title of securities   Amount to be    price per    offering    registration
  to be registered      registered       share        price         fee
 Common Stock, $.01       470,000      $17.63(2)    $8,286,100   $2,510.94
    par value (1)     shares (2) (3)
(1) This Registration Statement also applies to rights under the registrant's Rights Agreement which are attached to and tradable only with the shares of Common Stock registered hereby. No registration fees are required for such rights as they will be issued for no additional consideration.
(2) Represents 200,000 shares issuable upon exercise of options granted and to be granted pursuant to the Emisphere Technologies, Inc. 1991 Stock Option Plan, 100,000 shares issuable upon exercise of options granted and to be granted pursuant to the Emisphere Technologies, Inc. 1995 Non-Qualified Stock Option Plan and 170,000 shares issuable upon exercise of options granted and to be granted pursuant to the Emisphere Technologies, Inc. Stock Option Plan for Outside Directors at an offering price, calculated in accordance with Rule 457(h)(1) under the Securities Act of 1933, as amended, equal to $14.10, the average exercise price with respect to options for which the exercise price is known, and $19.69, the average of the high and low prices reported on the Nasdaq National Market System on June 18, 1997, with respect to all other shares.

(3) This Registration Statement shall, in accordance with Rule 416 under the Securities Act of 1933, as amended, be deemed to cover such additional shares as may be issued to prevent dilution resulting from stock splits, stock dividends or similar transactions.

This Registration Statement shall hereafter become effective in accordance with
Section 8(a) of the Securities Act of 1933, as amended.



                                    PART II

              INFORMATION REQUIRED IN THE REGISTRATION STATEMENT

Item 3.        Incorporation Of Documents By Reference

     The following documents filed by Emisphere Technologies, Inc. (the "Company") with the Securities and Exchange Commission (the "Commission") are incorporated herein by reference:

    (a)     Annual Report on Form 10-K for the fiscal year ended July 31, 1996;

    (b)     Quarterly Report  on Form  10-Q for  the quarter  ended October 31,
            1996;

    (c)     Quarterly Report  on Form  10-Q for  the quarter  ended January 31,
            1997;

    (d)     Quarterly Report on Form 10-Q for the quarter ended April 30, 1997;

    (e) The description of the Company's preferred stock purchase rights contained in its Registration Statement on Form 8-A, dated March 5, 1996; and

    (f) The description of the Company's Common Stock contained in its Registration Statement on Form 8-A, dated September 11, 1990.

     All documents filed by the Company pursuant to Sections 13(a), 13(c), 14 and 15(d) of the Securities Exchange Act of 1934, as amended, subsequent to the date of this Registration Statement and prior to the filing of a post-effective amendment which indicates that all of the securities offered hereby have been sold or which deregisters all securities then remaining unsold, shall be deemed to be incorporated by reference in this Registration Statement and to be part hereof from the date of filing of such documents. Any statement contained in a document incorporated by reference in this Registration Statement to the extent that a statement contained herein or in any subsequently filed document that is also incorporated by reference herein modifies or supersedes such statement. Any statement so modified or superseded shall not be deemed, except as so modified or superseded, to constitute a part of this Registration Statement.

Item 4.        Description of Securities

     Not applicable

Item 5.        Interests of Named Experts and Counsel

     Not applicable

Item 6.        Indemnification of Directors and Officers

     Pursuant to Section 145 of the General Corporation Law of the State of Delaware, Article Twelfth of the Certificate of Incorporation of the Company and Article Five of the By-laws of the Company, the Company is authorized to indemnify, subject to certain conditions, its directors and officers against certain liabilities and expenses arising from claims against them because of being such a director or officer. In addition, the Company has obtained directors' and officers' liability insurance insuring, subject to certain conditions, its directors and officers against similar such liabilities and expenses.

Item 7.        Exemption from Registration Claimed

     Not applicable.

Item 8.        Exhibits

     A list  of Exhibits  to this  registration statement  is set  forth in the
Exhibit Index starting on page II-4 hereof.

Item 9.        Undertakings

     (a)  The undersigned registrant hereby undertakes:

     (1) To file, during any period in which offers or sales are being made, a post-effective amendment to this registration statement:

          (i) To include any prospectus required by section 10(a)(3) of the Securities Act of 1933.

          (ii) To reflect in the prospectus any facts or events arising after the effective date of the registration statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the registration statement;

          (iii) To include any material information with respect to the plan of distribution not previously disclosed in the registration statement or any material change to such information in the registration statement;

     provided, however, that paragraphs (a)(1)(i) and (a)(1)(ii) of this section do not apply if the registration statement is on Form S-3, Form S-8 or Form F-3, and the information required to be included in a post-effective amendment by those paragraphs is contained in periodic reports filed with or furnished to the Commission by the registrant pursuant to section 13 or section 15(d) of the Securities Exchange Act of 1934 that are incorporated by reference in the registration statement.

     (2) That, for the purpose of determining any liability under the Securities Act of 1933, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

     (3) To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

     (b) The undersigned registrant hereby undertakes that, for purposes of determining any liability under the Securities Act of 1933, each filing of the registrant's annual report pursuant to section 13(a) or section 15(d) of the Securities Exchange Act of 1934 (and, where applicable, each filing of an employee benefit plan's annual report pursuant to Section 15(d) of the Securities Exchange Act of 1934) that is incorporated by reference in the registration statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

     (h) Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers and controlling persons of the registrant pursuant to the foregoing provisions, or otherwise, the registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the registrant of expenses incurred or paid by a director, officer or controlling person of the registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Act and will be governed by the final adjudication of such issue.

                                  SIGNATURES

     Pursuant to the requirements of the Securities Act of 1933, as amended, the registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of New York, State of New York on June 18, 1997.

                                    EMISPHERE TECHNOLOGIES, INC.

                                    by /s/Michael M. Goldberg
                                        Michael M. Goldberg, M.D.
                                     Chairman of the Board, President
                                       and Chief Executive Officer

                               POWER OF ATTORNEY

     KNOW ALL MEN BY THESE PRESENTS, that each person whose signature appears below constitutes and appoints Michael M. Goldberg, M.D. and Sam J. Milstein, Ph.D., his or her true and lawful attorneys-in-fact and agents, each acting alone, with full power of substitution and resubstitution, for him or her and in his or her name, place and stead, in any and all capacities, to sign any and all amendments to this Registration Statement, including post-effective amendments, and to file the same, with all exhibits thereto, and all documents in connection therewith, with the Securities and Exchange Commission, granting unto said attorneys-in-fact and agents, and each of them, full power and authority do and perform each and every act and thing requisite and necessary to be done in and about the premises, as fully to all intents and purposes as he or she might or could do in person, and hereby ratifies and confirms all that said attorneys-in-fact and agents, each acting alone, or their substitute or substitutes, may lawfully do or cause to be done by virtue hereof.

     Pursuant to the requirements of the Securities Act of 1933, as amended, this registration statement has been signed below by the following persons in the capacities and on the dates indicated.

   Signature                       Title                            Date

/s/ Michael M. Goldberg       Chairman of the Board and        June 18, 1997
Michael M. Goldberg, M.D.      Chief Executive Officer

/s/ Sam J. Milstein           Director and President           June 18, 1997
Sam J. Milstein, Ph.D

/s/ Howard M. Pack            Director                         June 18, 1997
Howard M. Pack

/s/ Peter Barton Hutt         Director                         June 18, 1997
Peter Barton Hutt

/s/ Jere E. Goyan             Director                         June 18, 1997
Jere E. Goyan, Ph.D.

/s/ Mark I. Greene            Director                         June 18, 1997
Mark I. Greene, M.D., Ph.D.

                              Director                         June 18, 1997
Joseph R. Robinson, Ph.D.

/s/ Joseph D. Poveromo        Controller (Principal Financial  June 18, 1997
Joseph D. Poveromo             and Accounting Officer)

                                 EXHIBIT INDEX

Exhibit
Number      Description

  5       Opinion of M. Warren Browne

 23(a)    Consent of Coopers & Lybrand L.L.P.

 23(b)    Consent of M. Warren Browne (included in Exhibit 5)

 24       Power of Attorney (included in signature page)